UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)      Principal Officers

Effective February 9, 2005, Debra Hoopes, age 44, was appointed as Chief Financial Officer of Intersections. As previously announced, effective on such appointment Kenneth D. Schwarz resigned as Chief Financial Officer but remains as President, Consumer and Small Business Solutions. Ms. Hoopes has been Senior Vice President of Corporate Development and Investor Relations of Intersections since June 2004. Ms. Hoopes previously served as Chief Financial Officer for Compel Holdings from 2003 to 2004 and as Chief Financial Officer of CityNet Telecommunications from 2000 to 2002. Ms. Hoopes previously held positions with Cable & Wireless and MCI Communications. She is a C.P.A. and holds a B.S. from Virginia Tech and an M.B.A. from George Washington University.

Further details regarding the apppointment can be found in a copy of the press release which is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 99.1	Description Press release dated February 9, 2005

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005

INTERSECTIONS, INC. By: /s/ Kenneth D. Schwarz Kenneth D. Schwarz President, Consumer and Small Business Solutions